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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               -------------------

       Date of Report (Date of earliest event reported): December 13, 2002

                          AmerisourceBergen Corporation
             (Exact name of Registrant as specified in its charter)

               Delaware                                 1-16671                                 23-3079390
(State or Other Jurisdiction of                 Commission File Number                       (I.R.S. Employer
Incorporation or Organization)                                                                Identification
                                                                                                  Number)


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                          1300 Morris Drive, Suite 100
                      Chesterbrook, Pennsylvania 19087-5594
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               -------------------

                                      n/a
           (Former name or former address, if changed since last report)

                               -------------------

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Item 5.  Other Events.
         ------------

         On December 13, 2002, AmerisourceBergen Corporation (the "Company") announced the signing of a definitive agreement to purchase US Bioservices Corporation, a national pharmaceutical service provider focused on the management of high-cost, complex therapies and reimbursement support. The transaction has a base purchase price valued at approximately $160,000,000 (including assumed debt) and provides for contingency payments of up to a maximum of $30 million, both the base purchase price and the contingency payments being subject to certain potential adjustments at closing. The Company has agreed to issue approximately 2.4 million shares of its common stock upon the closing of the transaction.

         A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.
          --------------------------------

         (c)      Exhibits.
                  99.1     Press Release dated December 13, 2002

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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERISOURCEBERGEN CORPORATION

Date: December 13, 2002             By:    /s/  Michael D. DiCandilo
                                    ---------------------------------------
                                          Name:  Michael D. DiCandilo
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer